                                                                   Exhibit 12

GTE Hawaiian Telephone Company Incorporated and Subsidiaries

STATEMENT OF THE CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)


                                           Six Months Ended
                                            June 30, 1997
                                           ----------------
Net earnings available for fixed charges:
  Income from continuing operations           $35,347
  Add - Income taxes                           20,450
        - Fixed charges                        22,398
                                              -------
Adjusted earnings                             $78,195
                                              =======

Fixed charges:
  Interest expense                            $20,358
  Portion of rent expense
      representing interest                     2,040
                                              -------
Adjusted fixed charges                        $22,398
                                              =======

RATIO OF EARNINGS TO FIXED CHARGES               3.49